                                                                   Exhibit 10.14



                              SECURITY AGREEMENT

                                   Dated as

                                of May 28, 1999


                                    Between


                            COSO ENERGY DEVELOPERS,
                       a California general partnership,


                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

1.  Definitions...............................................   1

2.  Assignment, Pledge and Grant of Security Interest.........   2

3.  Obligations Secured.......................................   6

4.  Events of Default.........................................   7

5.  Remedies..................................................   7

6.  Remedies Cumulative; Delay Not Waiver.....................   8

7.  Covenants.................................................   9

8.  Representations and Warranties............................   9

9.  Notices...................................................   9

10. Further Assurances........................................  10

11. Place of Perfection; Records..............................  10

12. Continuing Assignment and Security Interest; Transfer.....  11

13. Release of Collateral.....................................  11

14. Attorneys' Fees...........................................  12

15. Severability..............................................  12

16. Time......................................................  12

17. Agreement for Security Purposes...........................  12

18. Liability.................................................  12

19. Governing Law.............................................  12

20. Attorney-In-Fact..........................................  12

21. Reinstatement.............................................  13

22. WAIVER OF JURY TRIAL......................................  13

23. Amendment.................................................  14

24. Duties and Liabilities of the Collateral Agent Generally..  14

                              SECURITY AGREEMENT
                              ------------------

          This Security Agreement ("Agreement"), dated as of  May 28, 1999, is
                                    ---------
entered into by and between COSO ENERGY DEVELOPERS, a California general partnership ("Grantor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, in its
              -------
capacity as collateral agent ("Collateral Agent"), for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION, in its capacity as trustee ("Trustee") for the
                                                         -------
holders of all senior secured notes issued pursuant to that certain Indenture dated as of May 28, 1999, (the "Indenture") among Grantor, Trustee, Coso Finance
                                ---------
Partners, a California general partnership ("Navy I"), Coso Power Developers, a
                                             ------
California general partnership ("Navy II"), and Caithness Coso Funding Corp., a
                                 -------
Delaware corporation (the "Issuer") (such notes, the "Senior Secured Notes", and
                           ------                     --------------------
the holders thereof, the "Holders of the Senior Secured Notes") and all other
                          -----------------------------------
Permitted Additional Senior Lenders (as defined in the Indenture). Terms not otherwise defined herein are defined in the Indenture.

                                    PREFACE
                                    -------

     A. Grantor owns the BLM Project (as defined in the Indenture) (the "Project").
 -------

     B. Issuer has, simultaneously with the execution and delivery of this Agreement, issued $110,000,000 of 6.80% Senior Secured Notes due 2001 and $303,000,000 of 9.05% of Senior Secured Notes due 2009, the proceeds of which will be used to make loans to Grantor, Navy I and Navy II.

     C. Pursuant to a Guarantee dated as of even date herewith (the "Guarantee"), Grantor has guaranteed the payment and performance of Issuer's
 ---------
obligations under the Senior Secured Notes and the Indenture.

     D. Grantor desires now to grant Collateral Agent, for the benefit of Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, a security interest in the Collateral (as defined below) as security for the payment and performance of Grantor's obligations under the Guarantee.

                                   AGREEMENT
                                   ---------

          In consideration of the premises herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Collateral Agent as follows:

     1.   Definitions. (a) Unless otherwise defined, all terms used herein which
          -----------
are defined in the Indenture shall have their respective meanings therein defined and the Rules of Interpretation included in the Indenture shall apply hereto. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC; and (b) "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     2.   Assignment, Pledge and Grant of Security Interest.
          -------------------------------------------------

          (a) To secure the timely payment and performance of the Obligations (as that term is defined in Section 3, Grantor does hereby assign, grant and pledge to, and subject to a security interest in favor of, the Collateral Agent, on behalf of the Trustee, the Holders of the Senior Secured Notes, and the Permitted Additional Senior Lenders, if any, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

               (i) the following agreements and documents, as amended, supplemented, substituted, renewed or replaced from time to time (individually, an "Assigned Agreement," collectively, the "Assigned Agreements") and all of
    ------------------                      -------------------
Grantor's rights thereunder:

                    (A) that certain Plant Operations and Maintenance Agreement, dated as of May 28, 1999, by and between Grantor, Coso Operating Company LLC, a Delaware limited liability company ("COC") and FPL Energy
                                                    ---
Operating Services, Inc., a Florida corporation;

                    (B) that certain Field Operations and Maintenance Agreement, dated as of May 28, 1999, by and between Grantor and COC;

                    (C) that certain Power Purchase Contract, dated as of June 4, 1984, as amended, by and between Southern California Edison Company and Grantor (as assignee of China Lake Joint Venture, a California general partnership);

                    (D) that certain Interconnection Facilities Agreement, dated as of December 15, 1998, by and between Southern California Edison Company and Grantor (as assignee of China Lake Joint Venture, a California general partnership);

                    (E) that certain contract No. N62474-79-C-5382, dated December 6, 1979, by and between the United States of America acting through the Department of the Navy and California Energy Company, Inc., as modified, amended, assigned and restated by contract modification P00004 dated as of October 19, 1983, a memorandum of which was recorded on March 12, 1986 as instrument No. 86-1043 of official records of Inyo County, California, including all modifications, amendments and assignment thereto and thereof made before the effective date of this Security Agreement and any permitted modifications, amendments and assignment thereto and thereof made after the effective date of this Security agreement;

                    (F) that certain Acquisition Agreement of even date herewith among Coso Land Company, a California general partnership, Grantor, Navy I, Navy II and COC;

                    (G) those certain documents constituting the Steam Exchange Agreements including:

                         (1)  that certain Coso Geothermal Exchange Agreement,
by and between the Coso Partnerships and CalEnergy, dated January 11, 1994;

                         (2)  that certain Amendment to Coso Geothermal Exchange
Agreement, by and between the Coso Partnerships and CalEnergy, dated April 12, 1995;

                         (3)  that certain Amendment to Coso Geothermal Exchange
Agreement, by and between the Coso Partnerships, dated May 28, 1999;

                         (4)  that certain Amendment Number P00029 to the
Original Navy Contract, dated October 4, 1994;

                         (5)  that certain Amendment Number P00030 to the
Original Navy Contract, dated December 19, 1994;

                         (6)  that certain Amendment P00033 to the Original Navy
Contract, dated January 8, 1995;

                         (7)  that certain Amendment P00039 to the Navy
Contract, dated November 19, 1998;

                         (8)  that certain Agreement for the Calculation of
Mineral Royalties/Revenues in the Coso Known Geothermal Resource Area, executed by the USBLM, MMS and CalEnergy, dated December 16, 1994;

                         (9)  that certain Amendment to the Agreement for the
Calculation of Mineral Royalties/Revenues in the Coso Known Geothermal Resource Area, executed by the USBLM, MMS and the Coso Partnerships, to be entered into after the Closing Date; and

                         (10) that certain Cotenancy Agreement, executed by the
Coso Partnerships, dated May 28, 1999;

                    (H) that certain Settlement Agreement and Release, by and between the Mission Group, Mission Power Engineering Company, California Energy Company, Inc., and the Grantor, Navy I and Navy II, dated June 9, 1993;

                    (I) that certain Amended and Restated General Partnership Agreement of Coso Transmission Line Partners, dated as of July 31, 1989, by and between the Grantor and Navy II, as amended by the First Amendment to the Amended and Restated General Partnership Agreement of Coso Transmission Line Partners dated as of December 16, 1998 by and between the Grantor and Navy II;

                     (J) all other Project Documents, as defined in the Indenture, not listed above;

                     (K) all proceeds of and any unearned premiums on any insurance policies maintained by Grantor or any other Person covering the property, rights and interests of Grantor (the "Trust Property"), including,
                                                --------------
without limitation, the right to receive the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

                     (L) (to the extent assignable) all other agreements, including vendor warranties, running to Grantor or assigned to Grantor, relating to the maintenance, improvement, operation or acquisition of the Project or any part thereof, or transport of material, equipment and other parts of the Project or any part thereof;

                     (M) any lease or sublease agreements or easement agreements relating to the Project or any part thereof or any ancillary facilities, to which Grantor is or may become a party;

                     (N) each Additional Project Document, and any other agreements to which Grantor may hereafter be or become a party relating to the operation or maintenance of the Project or any part thereof;

                     (O) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements; and

                     (P) all Governmental Approvals (as defined in the Indenture), permits, approvals and consents relating to the Projects but excluding any such permits, approvals and consents which by their terms or by operation of law would become void solely by virtue of a security interest being granted therein;

               (ii) all rents, profits, income, royalties and revenues derived in any other manner by Grantor from its ownership of the Project or any part thereof and the operation of the Project or any part thereof, including all revenues from sale of electricity, steam, goods or services;

               (iii) all other personal property and fixtures of Grantor, whether now owned or existing or hereafter acquired or arising, or in which Grantor may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, including all mirrors, piping, fluids, turbines, generators, machinery, tools, engines, appliances, mechanical and electrical systems, transmission lines, transformers, towers, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, trademarks and trade names, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by Grantor;

               (iv) all goods, money, instruments, investment securities, accounts, contract rights, documents, deposit accounts, bank accounts, chattel paper, general intangibles, equipment and inventory;

               (v) the Revenue Account, the Principal Account, the Interest Account, the Debt Service Reserve Account, the Capital Expenditure Reserve Account, the Operating and Maintenance Fees Account, the Management Fees Account, the Distribution Account, the Distributions Suspense Account, the Loss Proceeds Account and the Redemption Account, including any subaccounts within such accounts, all other accounts and sub-accounts established pursuant to that certain Deposit and Disbursement Agreement, dated as of May 28, 1999, by and between the Issuer, the Grantor, Navy I, Navy II, the Collateral Agent, and U.S. Bank Trust National Association as Depositary;

               (vi) the proceeds of all of the foregoing (all of the collateral described in clauses (i) through (vi) being herein collectively referred to as the "Collateral"), including without limitation (1) all rights of Grantor to
     ----------
receive moneys due and to become due under or pursuant to the Collateral, (2) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (3) all claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, and (4) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

          (b) Grantor has heretofore delivered or concurrently with the delivery hereof is delivering to the Collateral Agent, a copy of an executed counterpart of each of the Assigned Agreements. Grantor will deliver to Collateral Agent an executed counterpart of each Additional Project Document, and material amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Grantor promptly upon the execution thereof.

          (c) Anything herein contained to the contrary notwithstanding, Grantor shall remain liable under each of the Assigned Agreements, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Collateral Agent shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement (during the period of Grantor's right of use and possession thereof as provided herein), nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any obligations of Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (d) Subject to the terms of the Guarantee, upon the occurrence and during the continuance of an Event of Default, Grantor does hereby constitute the Collateral Agent, acting for and on behalf of Trustee, the Holders of the Senior Secured Notes, and the Permitted Additional Senior Lenders, if any, and each successor or assign thereof, the true and lawful attorney of Grantor, irrevocably, with full power coupled with an interest (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including without limitation any insurance policies with respect to the Project, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Collateral Agent may deem to be necessary or advisable; provided, however, that the Collateral Agent shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action.

          (e) If any default by Grantor under any of the Assigned Agreements shall occur, the Collateral Agent shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Grantor and to the parties to each Assigned Agreement in default. The Collateral Agent shall have a reasonable opportunity, but not fewer than sixty
(60) days (or such other period as the Collateral Agent and the Persons other than Grantor who are parties to such Assigned Agreement may agree) after giving such notice, in which to cure such default and upon the commencement thereof will proceed diligently to cure such default. Any curing by the Collateral Agent of Grantor's default under any of the Assigned Agreements shall not be construed as an assumption by the Collateral Agent of any obligations, covenants or agreements of Grantor under such Assigned Agreements, and the Collateral Agent shall not incur any liability to Grantor or any other Person as a result of any actions undertaken by the Collateral Agent in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Grantor under the Assigned Agreements.

     3.   Obligations Secured.  This Agreement and all of the Collateral
          -------------------
secure the payment and performance of Grantor's (a) obligations under the Guarantee, including, but not limited to, the payment of all amounts owed to Trustee for the benefit of the Holders of the Senior Secured Notes and (b) obligations owing, if any, to the Permitted Additional Senior Lenders, of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Guarantee, or any other instrument evidencing Permitted Indebtedness (other than Permitted Indebtedness described in clause (4) of the definition of Permitted Indebtedness), including, but not limited to, the payment of all amounts owed to the Collateral Agent of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Indenture, the Financing Documents or this Agreement, including all interest, fees, charges, expenses, attorney's fees and accountant's fees (all such obligations being herein called the "Obligations").
                                          -----------

     4.   Events of Default.  The occurrence and continuance of an Event of
          -----------------
Default under the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

     5.   Remedies.
          --------

          (a) Subject to the terms of the Guarantee and the notice and other requirements of applicable law, if any Event of Default has occurred and is continuing, the Collateral Agent may (i) exercise the rights of acceleration set forth in Section 5.2 of the Indenture, (ii) proceed to protect and enforce the rights vested in it by this Agreement, including, but not limited to, the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, either in Grantor's name or in Collateral Agent's name as Collateral Agent may deem necessary, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Collateral Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived or is contemplated herein or by the other Financing Documents), it being agreed that the Collateral Agent may be a purchaser on behalf of Trustee, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, or on its own behalf at any such sale and that the Collateral Agent or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur reasonable expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
(vi) perform any obligation of Grantor hereunder or under any other Financing Document, Project Document or Additional Project Document, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses, without, however, any obligation so to do; (vii) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation to do so, and enter upon the site where the Project is located or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with the Project, collect all rents and income from the Collateral and apply the same to reimburse the Holders of the Senior Secured Notes or the Permitted Additional Senior Lenders, if any, for any cost or expenses incurred hereunder or under any of the Financing Documents and to the payment or performance of the Obligations, and apply the balance to whomsoever is legally entitled thereto;
(viii) secure the appointment of a receiver of the Project or any part thereof and/or the Collateral or any part thereof (to the extent and in the manner provided by applicable law); or (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC. If, pursuant to applicable law, prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum is specified, ten (10) Business Days, shall be deemed a reasonable notice period. Notwithstanding anything herein to the contrary, any purchase price obtained by the Collateral Agent in a foreclosure sale instituted and prosecuted in accordance with the terms hereof shall be deemed binding and conclusive on the parties hereto and the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any.

          (b) All costs and expenses (including, but without being limited to, reasonable attorneys' fees and expenses) incurred by the Collateral Agent in connection with any such suit or proceeding, or in connection with the performance by the Collateral Agent of any of Grantor's agreements contained herein or in any exercise of Collateral Agent's rights or remedies hereunder, including any of the Assigned Agreements pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the "Prime Rate" of Bankers Trust Company, as such rate is announced from time to time, plus one percent (1%), said rate to change when and as the said Prime Rate changes, from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Grantor to the Trustee on demand.

     6.   Remedies Cumulative; Delay Not Waiver.
          -------------------------------------

          (a) No right, power or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

          (b) No delay or omission of the Collateral Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Collateral Agent.

          (c) The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the order of priority specified in Section 5.10 of the Indenture. If all Obligations and any other amounts due under this Agreement have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Grantor, if it is lawfully entitled to receive the same, or shall be paid to whomsoever a court of competent jurisdiction may direct.

     7.   Covenants.  Grantor covenants as follows:
          ---------

          (a) Grantor will duly and punctually pay all amounts payable to the Collateral Agent, the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, in accordance with, and subject to, the terms of the Guarantee and such other instruments evidencing other Senior Indebtedness, if any.

          (b) Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by the Collateral Agent either in Grantor's name or in the Collateral Agent's name, as the Collateral Agent may deem necessary.

          (c) Grantor agrees to use its commercially reasonable efforts to obtain consents to this Agreement from each future or successor party to the Assigned Agreements (the "Contracting Parties").
                          -------------------

          (d) Grantor will not make any other assignment (other than to Collateral Agent) of its rights under the Assigned Agreements.

     8.   Representations and Warranties.  Grantor represents and warrants
          ------------------------------
as follows:

          (a) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Financing Documents or pursuant to the documents evidencing Permitted Liens.

          (b) Grantor has not assigned any of its rights under the Assigned Agreements except as specifically provided in this Agreement or as set forth in the Indenture.

          (c) Grantor has obtained all necessary consents to this Agreement from each of the Contracting Parties.

     9.   Notices.  Unless otherwise specifically herein provided, all
          -------
notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with
Section 10.02 of the Indenture.

     10.  Further Assurances.  (a) Grantor agrees that from time to time,
          ------------------
at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or required, or that the Collateral Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent, for the benefit of Trustee, the Holders of Senior Secured Notes and the Permitted Additional Senior Lenders, if any, such note or instrument duly endorsed (without recourse) and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to enable the Collateral Agent to enforce the provisions of this Agreement and the security interests described herein; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsement or notices, as may be necessary or required, or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; it being understood and agreed that the Collateral Agent shall have no obligation in respect of the filing of such statements or in the perfection or preservation of any such security interests.

          (b) Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor

          (c) Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any instruments of further assurance, and (except as otherwise provided in the Indenture) all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     11.  Place of Perfection; Records.  The location of Grantor's chief
          ----------------------------
executive office is 1114 Avenue of the Americas, New York, New York 10036-7790, and the location of Grantor's place of business is Inyo and Kern Counties, California. Grantor shall give the Collateral Agent at least forty-five (45) days prior written notice before it changes the location of its chief executive office and shall at the expense of Grantor execute and deliver such instruments and documents as required to maintain a prior perfected security interest and as requested by the Collateral Agent. Grantor will hold and preserve such records and will permit representatives of the Collateral Agent upon reasonable notice during normal business hours to inspect and make abstracts from such records.

     12.  Continuing Assignment and Security Interest; Transfer.  This
          -----------------------------------------------------
Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Grantor, its successors and assigns and
(iii) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Trustee, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), but subject to Section 2.06 of the Indenture, the Holders of the Senior Secured Notes may assign or otherwise transfer their Senior Secured Notes to any other Person, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Holders of the Senior Secured Notes herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, the Collateral Agent shall, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. If this Agreement shall be terminated or revoked by operation of law, Grantor will indemnify and save Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, harmless from any loss which may be suffered or incurred by Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, in acting hereunder prior to the receipt by Collateral Agent, its successors, transferees, or assigns of written notice of such termination or revocation.

     13.  Release of Collateral.
          ---------------------

          (a) Subject to paragraphs (b) and (c) of this Section 13, Collateral may be released from the security interest created by this Agreement at any time or from time to time upon the request of the Grantor pursuant to a certificate of a Responsible Officer of the Grantor certifying that all terms for release and conditions precedent under Section 4.4 of the Credit Agreement, dated as of the date hereof, by and between Grantee and the Issuer have been met and that such Collateral is being, or has been, sold, leased or transferred, and specifying the identity of the Collateral to be released. Upon receipt of such certificate, a Responsible Officer of the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement.

          (b) No Collateral shall be released from the security interest created hereunder unless there shall have been delivered to the Collateral Agent the certificate required by this Section 13.

          (c) The Collateral Agent may release Collateral from the security interest created hereunder upon the sale or disposition of Collateral pursuant to the Collateral Agent's powers, rights and duties with respect to remedies provided herein.

     14.  Attorneys' Fees.  In the event any legal action or proceeding
          ---------------
(including without limitation any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred therein from the losing party, and, if a judgment or award is entered in any such action or proceeding, such attorneys' fees and other costs and expenses may be made a part of such judgment or award.

     15.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16.  Time.  Time is of the essence of this Agreement.
          ----

     17.  Agreement for Security Purposes.  This Agreement is for security
          -------------------------------
purposes only. Accordingly, the Collateral Agent shall not, pursuant to this Agreement, enforce Grantor's rights with respect to the Collateral, including the exercise of any rights granted under the Consents, until such time as an Event of Default shall have occurred and is continuing at the time such enforcement is sought, and after any required notice of such enforcement has been given, and until such time, subject to the terms of the Indenture and the other Financing Documents, Grantor reserves the right to exercise all of its right, title and interest in, to and under the Collateral (including the Assigned Agreements).

     18.  Liability. The obligations hereunder are subject to the limitations
          ---------
set forth in Section 6.11 of the Credit Agreement, the provisions of which are hereby incorporated by reference.

     19.  Governing Law. This Agreement, including all matters of construction,
          -------------
validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     20.  Attorney-In-Fact. Grantor hereby constitutes and appoints Collateral
          ----------------
Agent, acting for and on behalf of itself, Trustee, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, and each successor or assign of Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, the true and lawful attorney-in-fact of Grantor, with full power upon the occurrence and during the continuance of an Event of Default (in the name of Grantor or otherwise) to enforce all rights of Grantor with respect to the Collateral, including, without limitation the right:

          (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral;

          (b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

          (c) to file any claims or take any action or institute any proceedings in connection therewith which Collateral Agent may reasonably deem to be necessary or advisable to protect the Collateral;

          (d) to pay, settle or compromise all bills and claims which may be or become liens or security interests (other than Permitted Liens prior to foreclosure by Collateral Agent) against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Collateral Agent has been provided; and

          (e) in connection with any acceleration and foreclosure, to do any and every act which Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Grantor's rights and remedies under any or all of the Assigned Agreements.

     21.  Reinstatement. This Agreement shall continue to be effective or be
          -------------
reinstated, as the case may be, if at any time any amount received by Collateral Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by Collateral Agent upon the insolvency, bankruptcy, reorganization, liquidation of Grantor or any BLM Partner or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Grantor or any BLM Partner or any substantial part of Grantor's or any BLM Partner's assets, or otherwise, all as though such payments had been made.

     22.  WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY KNOWINGLY,
          --------------------
VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF COLLATERAL AGENT OR GRANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

     23.  Amendment. No modification or waiver of any of the provisions of this
          ---------
Agreement shall be binding on Collateral Agent, except as expressly set forth in a writing duly signed and delivered by Collateral Agent and which is otherwise in accordance with Article 8 of the Indenture.

     24.  Duties and Liabilities of the Collateral Agent Generally.
          --------------------------------------------------------

          (a) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto.

          (b) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement, and the Collateral Agent shall take such action with respect to this Agreement as it shall be directed in writing by Trustee, and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent; and

               (i) In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement;

               (ii) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was negligent in ascertaining the pertinent facts; and

               (iii) The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of Trustee or Grantor given under this Agreement.

          (c) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

          (d) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (e) Whenever in the administration of the provisions of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of Trustee or Grantor as the case may be, and delivered to the Collateral Agent and such certificate, in the absence of negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

          (f) The Collateral Agent may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

          (g) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document;

          (h) The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of or for the supervision of, any agent, attorney, custodian or nominee so appointed;

          (i) Grantor covenants and agrees to pay to the Collateral Agent from time to time, and the Collateral Agent shall be entitled to, the fees and expenses agreed in writing between Grantor and the Collateral Agent, and will further pay or reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of Grantor under this Section 24(i) to compensate the Collateral Agent and to pay or reimburse the Collateral Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Collateral Agent;

          (j) The Collateral Agent may at any time resign by giving 30 days written notice of resignation to Grantor and Trustee. Upon receiving such notice of resignation, Grantor shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Collateral Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each of Grantor and Trustee, the resigning Collateral Agent and the successor. If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor;

          (k) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding;

          (l) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Collateral Agent's negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Collateral Agent for any action taken or omitted under this Agreement except to the extent caused by the Collateral Agent's negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (m) Grantor shall indemnify, defend and hold harmless the Collateral Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Collateral Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's and agent's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Collateral Agent directly or indirectly relating to, or arising from, claims against the Collateral Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Collateral Agent's negligence or willful misconduct. The provisions of this Section 24(m) shall survive the termination of this Agreement or the earlier resignation or removal of the Collateral Agent;

          (n) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the other Security Documents, except for those made by the Collateral Agent, or for filing any financing statement, continuation statement or any other perfection instrument or notice, or for recording or re-recording any Security Document in any public office at any time or for taking any other action to perfect or maintain the perfection, priority or effectiveness of any interest on any of the Collateral or in any other property granted to it hereunder or under any of the other Security Documents. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Grantor thereto or as to the security afforded by the Security Documents or this Agreement or as to the validity, execution, enforceability, legality or sufficiency of this Agreement, of any other Security Document, of the Obligations secured hereby and thereby and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or for the maintenance of the Collateral, except that in the event the Collateral Agent enters into possession of all or any part of the Collateral, the Collateral Agent shall preserve the portion of the Collateral in its possession; and

          (o) The Collateral Agent shall not be required to ascertain or inquire as to the Grantor's performance of any of the covenants or agreements contained herein or in any Security Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of obligations then held by a Trustee, on behalf of the Holders of the Senior Secured Notes, or Permitted Additional Senior Lender, the Collateral Agent may conclusively rely on a certificate of such party as to such amount.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Security Agreement to be duly executed by their partners and officers thereunto duly authorized, as of the day and year first above written.

GRANTOR:
--------
                            COSO ENERGY DEVELOPERS,
                            a California general partnership

                            By:  New CHIP Company, LLC,
                                 a Delaware limited liability company,
                                 its Managing General Partner

                                 By:  /s/ Christopher T. McCallion
                                      ----------------------------
                                      Christopher T. McCallion
                                      Executive Vice President

                                      By:  Caithness Coso Holdings, LLC,
                                           Delaware limited liability company,
                                           its General Partner

                                 By:  /s/ Christopher T. McCallion
                                      ----------------------------
                                      Christopher T. McCallion
                                      Executive Vice President


COLLATERAL AGENT:
-----------------

                             U.S. BANK TRUST NATIONAL ASSOCIATION,
                             as Collateral Agent

                             By: /s/ Judy P. Manansala
                                 ---------------------
                                 Name:  Judy P. Manansala
                                 its:  Trust Officer